UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): March 31, 2022

PHX MINERALS INC.

(Exact name of registrant as specified in its charter)

delaware	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1601 NW Expressway,
Suite 1100
Oklahoma City, OK	73118
(Address of principal executive offices)	(Zip code)

(405) 948-1560

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01666 per share	PHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Explanatory Note

In order to change the state of its incorporation from Oklahoma to Delaware (the “Reincorporation”), PHX Minerals Inc., an Oklahoma corporation (“PHX Oklahoma”), merged with and into (the “Merger”) its wholly owned subsidiary, PHX Minerals (DE) Inc., a Delaware corporation (“PHX Delaware”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”). As used in this Current Report on Form 8-K, the term “Company” refers to PHX Oklahoma prior to the Reincorporation and PHX Delaware, as the surviving corporation of the Merger, after the Reincorporation. Effective as of April 1, 2022, the Company filed a certificate of ownership and merger with the Secretary of State of the State of Oklahoma and filed a certificate of ownership and merger with the Secretary of State of the State of Delaware, thereby consummating the Merger and the Reincorporation. PHX Delaware is the surviving corporation in the Merger and at the effective time of the Merger, changed its name to PHX Minerals Inc. As a result of the Merger, the former shareholders of PHX Oklahoma are now shareholders of PHX Delaware. This Current Report on Form 8-K is being filed for the purpose of establishing PHX Delaware as the successor issuer pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters. Pursuant to Rule 12g-3(a) under the Exchange Act, as PHX Delaware is a successor issuer, its shares of common stock, par value $0.01666 per share, are deemed registered under Section 12(b) of the Exchange Act.

Item 1.01	Entry Into A Material Definitive Agreement.

As described above and under Item 3.03 below, on March 31, 2022, PHX Oklahoma and PHX Delaware entered into the Merger Agreement pursuant to which each share of Class A common stock, par value of $0.01666 per share, of PHX Oklahoma outstanding immediately prior to the effective time of the Merger automatically converted into the right to receive a share of common stock, par value of $0.01666 per share, of PHX Delaware. After completion of the Merger, the shareholders of PHX Oklahoma became the shareholders of PHX Delaware, which will continue to be engaged in the same business that PHX Oklahoma was engaged in prior to the Merger. The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

Effective April 1, 2022, the Company changed its state of incorporation from Oklahoma to Delaware through the Merger, which was conducted for such purpose. The Merger effecting the Reincorporation was approved by the requisite vote of PHX Oklahoma’s shareholders at PHX Oklahoma’s annual meeting of shareholders held on March 2, 2022. Other than the change in the state of incorporation, the Reincorporation did not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor did it result in any change in location of the Company’s employees, including the Company’s management. In addition, upon the effectiveness of the Reincorporation, the board of directors of PHX Delaware consisted of those persons serving on the board of directors of PHX Oklahoma at the time of effectiveness of the Reincorporation, who will continue to serve on the board of directors, and the individuals who served as executive officers of PHX Oklahoma immediately prior to the Reincorporation will continue to serve as executive officers of PHX Delaware. Furthermore, PHX Delaware’s common stock will continue to trade on The New York Stock Exchange under the symbol “PHX”.

As of April 1, 2022, the effective date of the Reincorporation, the rights of PHX Delaware’s stockholders began to be governed by the Delaware General Corporation Law (“DGCL”) and the Certificate of Incorporation, as amended, and Bylaws of PHX Delaware attached hereto as Exhibits 3.1 and 3.2, respectively. The Certificate of Incorporation, as amended, and Bylaws of PHX Delaware include certain provisions that are consistent with the DGCL and may alter the rights of stockholders and powers of management. For additional description and discussion of these changes, please refer to the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on January 20, 2022.

In addition, a description of the common stock of the Company is set forth as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 31, 2022, by and between PHX Minerals Inc., an Oklahoma corporation, and PHX Minerals (DE) Inc., a Delaware corporation.
3.1	Certificate of Incorporation of PHX Minerals Inc., as amended and as currently in effect.
3.2	Bylaws of PHX Minerals Inc., as currently in effect.
99.1	Description of Capital Stock of PHX Minerals Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHX Minerals Inc.

		By:	/s/ Chad L. Stephens
Chad L. Stephens
Chief Executive Officer

DATE:	April 5, 2022